Exhibit 10.11
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Corporation:	COMPOUND THERAPEUTICS, INC.
Number of Shares:	5% Coverage of Term Advances
Class of Stock:	Series A Preferred
Initial Exercise Price:	$0.75 per share
Issue Date:	December 15, 2003
Expiration Date:	December 15, 2010
     THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant. The number of Shares that may be purchased under this Warrant is equal to (i) the dollar amount that is 5% of the aggregate Term Advances made by Holder to the Company under the Loan and Security Agreement dated as of the Issue Date divided by (ii) $0.75.
ARTICLE 1. EXERCISE.
     1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the shares being purchased.
     1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, to a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.
     1.3 Fair Market Value. If the Company’s common stock (the “Common Stock”) is traded on a nationally recognized securities exchange or over the counter market, the fair market value of a Share shall be the product of (x) the closing price of a share of the Company’s Common Stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company and (y) the number of shares of the Company’s Common Stock into which each Share is convertible at the time of exercise. If the Company’s Common Stock is not listed on a nationally recognized trading system as of the date of exercise, the fair market value per Share shall be deemed to be the product of (x) the amount most recently determined in good faith by the Board of Directors to represent the fair market value per share of the Company’s Common Stock and (y) the number of shares of the Company’s Common Stock into which each Share is convertible at the time of exercise.

     1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.
     1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.
     1.6 Assumption Upon Acquisition of the Company. If upon the closing of any Acquisition, the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Sharps were outstanding on the record date for the Acquisition. The Warrant Price shall be adjusted accordingly. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercise this warrant in full, then this warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company. “Acquisition” means any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.
ARTICLE 2. ADJUSTMENTS TO THE SHARES.
     2.1 Adjustment for Conversion of Shares. If all of the outstanding shares of the Shares are converted into Common Stock of the Company in accordance with the terms of the Certificate of Incorporation of the Company, then, effective upon such conversion, (i) this warrant shall be exercisable for such number of shares of Common Stock as is equal to the number of shares of Common Stock that each share of the same class of stock as the Shares was converted into, multiplied by the number of Shares subject to this warrant immediately prior to such conversion, (ii) the Warrant Price shall be the price in effect immediately prior to such conversion divided by the number of shares of Common Stock into which each share of the same class of stock as the Shares was converted, and (iii) all references in this warrant to “Shares” shall thereafter be deemed to refer to “Common Stock.”
     2.2 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Shares acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.
     2.3 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number auditor class of the securities issuable upon exercise or conversion of this warrant, Milder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant bad been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding securities of the Company of the same class or series as the Shares into common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to

Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
     2.4 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding shares of the Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.
     2.5 Antidilution. Additional antidilution rights applicable to the Shares purchasable hereunder are as set forth in the Company’s Certificate of Incorporation as in effect from time to time and shall be applicable with respect to the Shares issuable hereunder.
     2.6 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.
     2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its principal financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.
     2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.
ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
     3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:
          (a) To the Company’s knowledge, the initial Warrant Price referenced on the first page of this warrant is not greater than the fair market value of the Shares as of the date of this warrant.
          (b) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
          (c) The Company’s capitalization table attached to this warrant is true and complete as the Issue Date.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of common stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).
     3.3 Information Rights. So long as the Holder holds this warrant and/or any of the Shares, unless a class of the Company’s stock is publicly traded, the Company shall deliver to the Holder (a) promptly after mailing, copies of all written notices to the shareholders of the Company, (b) within 150 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within 45 days after the end of each of the first dime quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.
     3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the shares of Common Stack issuable upon conversion of the Slimes shall be entitled to “piggy-back” or “incidental” registration rights set forth in the Investor Rights Agreement dated March 31, 2003, as amended October ___, 2003 and December ___, 2003, among the Company and certain other parties named therein.
ARTICLE 4. MISCELLANEOUS.
     4.1 Term. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.
     4.2 Legends. This warrant and the Shares (and the securities issuable, directly or indirectly; upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
     4.3 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).
     4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. Notwithstanding the foregoing, Holder will notify the Company of such a transfer. Holder hereby notifies Company that it is transferring this warrant to Comerica Incorporated. Company will not request a legal opinion with respect to such transfer. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. The Company shall have the right to refuse to transfer any portion of this warrant to any person who directly competes with the Company, unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934.
     4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when men personally or sent by facsimile, or by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case maybe, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Comerica Bank
Attn: Warrant Administrator
Technology and Life Sciences Division
P.O. Box 7279
San Francisco, CA 94120-7279

With a copy to

Comerica Bank
Attn: Warrant Administrator
Technology and Life Sciences Division
5 Palo Alto Square, Suite 800
3000 El Camino Real
Palo Alto, CA 94306

All notices to the Company shall be addressed as follows:

Compound Therapeutics, Inc.
1365 Main Street
Waltham, MA 02451
Telephone: (781) 891-3745
Facsimile: (781) 891-3796

Attention: President

With a copy to

Hale and Dorr LLP
60 State Street
Boston, MA 02109

Telephone: (617) 526-6000
Facsimile: (617) 526-5000

Attention: Steven D. Singer, Esq.
     Notices given to the Company in accordance with this Section 4.5 shall be effective despite any failure to provide a copy of such notice to Company’s counsel.
     4.6 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement such change, waiver, discharge or termination is sought.
     4.7 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.
     4.8 Lock-up Agreement. If requested in writing by the underwriter for the initial underwritten public offering of securities of the Company, Holder shall agree to enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that Holder shall not sell any shy of capital stock without the consent of such underwriters for a period of not more than 180 days following the effective date of the registration statement relating to such offering, provided that all officers and directors of the Company and all five percent (5%) shareholders enter into :substantially the same agreement.
     4.9 Investment Representations. In connection with the issuance of this warrant, the Holder represents to the Company by acceptance of this warrant as follows:
                    (a) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this warrant. The Holder is acquiring this warrant for its own and its affiliates’ account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof violation of the Securities Act of 1933, as amended (the “Act”).
                    (b) The Holder understands that this warrant has not been registered under the Act reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.
                    (c) The Holder further understands that this warrant must held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

                    (d) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

COMPOUND THERAPEUTICS, INC.

By:	/s/ Frank Lee

Name:	Frank Lee
Title:	CEO

COMERICA BANK

By:

Name:

Title:

APPENDIX 1
NOTICE OF EXERCISE
     1. The undersigned hereby elects to purchase                                          shares of the                                          stock of Compound Therapeutics, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.
     1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to ______of the shares covered by the warrant.
     [Strike paragraph that does not apply.]
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:
Comerica Bank
Attn: Warrant Administrator
Technology and Life Sciences Division
P.O. Box 7279
San Francisco, CA 94120-7279
     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.
COMERICA BANK or Registered Assignee

(Signature)

(Date)